UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT –January 31, 2013

(Date of Earliest Event Reported)

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-14379	31-1598292
(State of Incorporation)	Commission File No.	(I.R.S. Employer Identification No.)

201 East Fourth Street, Cincinnati, Ohio		45202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 31, 2013, Philip A. Odeen, a director of Convergys Corporation (the “Company”), notified the Company’s Board of Directors (the “Board”) that he will not stand for re-election at the 2013 Annual Meeting of Shareholders due to other commitments. He is not resigning because of a disagreement with the Board or the Company. Mr. Odeen, a director since 2000, currently serves as the Board’s lead independent director. He also serves as a member of the Board’s Compensation and Benefits Committee and its Governance and Nominating Committee.

James A. Goetz, Chief Information Officer and named executive officer in the Company’s proxy statement dated March 16, 2012, will resign from his position effective February 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By:	/s/ Jarrod B. Pontius
Jarrod B. Pontius
Deputy General Counsel and Corporate Secretary

Dated: February 1, 2013